EXHIBIT 99

15985 East High Street
P. O. Box 35
Middlefield, Ohio 44062
Phone: 440/632-1666 FAX: 440/632-1700
www.middlefieldbank.com

 PRESS RELEASE

Contact:	James R. Heslop, 2nd
Executive Vice President/Chief Operating Officer
(440) 632-1666 Ext. 3219
jheslop@middlefieldbank.com

Middlefield Banc Corp. Reports 47.7% Increase in 2nd Quarter Earnings

MIDDLEFIELD, OHIO, July 19, 2004 wwww Middlefield Banc Corp. (Pink Sheets: MBCN) today reported net earnings for the three months ended June 30, 2004 of $908,518, or $0.74 per diluted share. The second quarter 2004 earnings represent an increase of 47.7% over the $614,950, or $0.51 per diluted share, in net earnings that the company recorded for the quarter ended June 30, 2003.

For the six months ended June 30, 2004, Middlefield Banc Corp. recorded net earnings of $1,593,776, or $1.29 per diluted share, an increase of 25.7% over the $1,267,696, or $1.04 per diluted share, in net earnings for the first six months of 2003.

The company’s total assets ended the second quarter of 2004 at $280.5 million, an increase of 12.2% over the $249.9 million in total assets recorded at June 30, 2003, and 2.5% over the $273.5 million in assets on the books at March 31, 2004. Net loans at June 30, 2004 were $200.5 million, up 11.4% over the $179.9 million in net loans at June 30, 2003. The investment portfolio at June 30, 2004, stood at $55.6 million, an increase of 37.4% from the June 30, 2003 balance of $40.5 million.

Funding for the asset growth was centered in a 14.5% increase in deposit totals in the year-to-year comparison. At mid-year 2004, deposits were $236.0 million, which was $29.9 million more that June 30, 2003’s $206.1 million. Other funding sources, including Federal Home Loan Bank borrowings experienced a decline in the mid-year comparison.

Return on average assets (ROA) was 1.31% and 1.17%, respectively, for the second quarter and year-to-date 2004, as compared to 1.01% and 1.07% for both periods of 2003. Return on average equity (ROE) was 14.94% for the quarter and 13.33% for the first six months of 2004. This compares to 2003 figures of 11.78% and 11.75%. The company’s net interest margin for the quarter and year-to-date are 3.90% and 3.94%, respectively. These compare to 3.84% for both periods in 2003.

In reviewing Middlefield Banc Corp.’s results for the first six months, President and CEO Thomas G. Caldwell said, “We are generally pleased with the results to this point in the year. Although our total loan growth slowed in the second quarter, our focus on net interest margin, while dealing with pressure from low interest rates, benefited our bottom line. While our level of non-performing assets has risen slightly, this is attributable to a few distinct lending relationships that are being addressed. Our recoveries have once again outpaced our charge-offs and are reflective of our resolution efforts.”

Commenting on the outlook for Middlefield Banc Corp., Caldwell noted, “A key focus for us is building our revenue areas not directly related to net interest income and expansion into market areas having high potential. While doing this, we remain focused on controlling our non-interest expenses. We are also pleased that loan demand started to increase near the end of the second quarter. Coupled with the higher interest rate environment, our outlook for the remainder of 2004 is positive.”

Non-interest income showed a 35.7% increase for the quarter and a 39.2% upward movement for the first six months. In addition to normal service charge increases, the primary components of the overall increase were the income from bank-owned life insurance as well as the implementation of an overdraft privilege program during the second quarter of 2004.

Non-interest expense for the second quarter was $1.7 million, nominally above the $1.6 million recorded for the comparable quarter of 2003. The six-month figures for 2004 and 2003 are $3.5 million and $2.9 million, respectively. In addition to normal salary adjustments, the increase was driven by higher health insurance costs, the addition of a new branch office during the second quarter of 2003, and increased marketing as the bank subsidiary expands market presence.

Middlefield Banc Corp. and The Middlefield Banking Company are headquartered in Middlefield, Ohio. The bank operates full service banking centers and a UVEST Financial Services® brokerage office serving Chardon, Garrettsville, Mantua, Middlefield, and Orwell, Ohio.

This announcement contains forward-looking statements that involve risk and uncertainties, including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such statements are reasonable, actual results may differ materially.

Middlefield Banc Corp.
Financial Highlights

Quarterly Data
(Dollars in thousands,
except per share)

	June 2004	March 2004	June 2003
Earnings:
Net interest income	$2,477,236	$2,415,857	$2,175,419
Provision for loan losses	30,000	30,000	105,000
Non-interest income	485,889	396,719	358,102
Security (losses) gains	0	0	0
Non-interest expense	1,682,607	1,781,318	1,613,208
Federal income taxes	342,000	316,000	200,363

Net income	$908,518	$685,258	$614,950

Per share:
Basic earnings	0.74	0.56	0.51
Diluted earnings	0.74	0.56	0.51
Common dividends	$257,818	$257,002	$231,025
Book value	19.80	19.88	18.71
Weighted average shares outstanding:
Basic	1,228,039	1,224,453	1,214,057
Diluted	1,235,829	1,231,269	1,217,239
Period end balance sheet:
Assets	$280,479,893	$273,508,774	$249,885,875
Securities	56,189,796	51,084,891	40,507,881
Total loans	203,103,305	201,925,285	182,418,551
Allowance for loan losses	2,595,791	2,545,450	2,512,866
Deposits	236,038,287	228,482,609	206,115,632
Total shareholders’ equity	24,315,949	24,340,651	22,709,943
Total capital ratio	8.67%	8.90%	9.09%
Average balance sheet:
Assets	$276,994,334	$267,939,010	$244,241,700
Earning assets	260,052,997	249,542,182	228,518,674
Loans	201,722,951	195,705,724	181,863,235
Deposits	232,269,556	222,942,737	200,987,836
Shareholders’ equity	24,328,300	23,922,157	20,882,567

Key ratios (%):
Return on average assets (ROA)	1.31%	1.02%	1.01%
Return on average shareholders’ equity (ROE)	14.94%	11.46%	11.78%
Net interest margin	3.90%	4.00%	3.84%
Net overhead	1.84%	2.22%	2.20%
Efficiency ratio	56.78%	63.33%	63.67%
Credit quality:
Non-accrual loans	$432,308	$263,000	$509,545
Restructured loans	0	0	0
90 day past due and accruing	654,944	516,000	0

Non-performing loans	1,087,252	779,000	509,545
Other real estate owned	0	0	0

Non-performing assets	$1,087,252	$779,000	$509,545

Charge-offs	$10,340	$11,620	$10,710
Recoveries	30,680	5,800	28,965

Net charge-offs (recoveries)	$(20,340)	$5,820	$(18,255)

Allowance for loan losses as a percent of period-end loans (%)	1.28%	1.26%	1.38%
Net charge-offs (annualized) as a percent of average loans (%)	-0.02%	0.01%	-0.02%
Non-performing loans as a percent of loans	0.54%	0.39%	0.28%
Non-performing assets as a percent of assets	0.39%	0.28%	0.20%

Middlefield Banc Corp.
Financial Highlights
Year-to-Date Data (Dollars in thousands, except per share)

	June 2004	March 2004	June 2003
Earnings:
Net interest income	$4,893,093	$2,415,857	$4,311,909
Provision for loan losses	60,000	30,000	210,000
Non-interest income	882,608	396,719	634,139
Security (losses) gains	0	0	542
Non-interest expense	3,463,925	1,781,318	2,923,966
Federal income taxes	658,000	316,000	544,928

Net income	$1,593,776	$685,258	$1,267,696

Per share:
Basic earnings	1.30	0.56	1.05
Diluted earnings	1.29	0.56	1.04
Common dividends	$514,820	$257,002	$462,334
Book value	19.83	19.88	18.71
Weighted average shares outstanding:
Basic	1,226,394	1,224,453	1,213,997
Diluted	1,233,697	1,231,269	1,216,821
Period end balance sheet:
Assets	$280,479,893	$273,508,774	$249,885,875
Securities	56,189,797	51,084,891	40,507,882
Total loans	203,103,305	201,925,285	182,418,551
Allowance for loan losses	2,595,791	2,545,450	2,512,866
Deposits	236,038,287	228,482,609	206,115,632
Total shareholders’ equity	24,315,949	24,340,651	22,709,943
Total capital ratio	8.67%	8.90%	9.09%
Average balance sheet:
Assets	$271,424,671	$267,939,010	$237,073,107
Earning assets	255,319,528	249,542,182	225,224,016
Loans	198,714,337	195,705,724	178,782,048
Deposits	227,606,146	222,942,737	194,162,968
Shareholders’ equity	23,910,132	23,922,157	21,581,058
Key ratios (%):
Return on average assets (ROA)	1.17%	1.02%	1.07%
Return on average shareholders’ equity (ROE)	13.33%	11.46%	11.75%
Net interest margin	3.94%	4.00%	3.84%
Net overhead	2.02%	2.22%	2.03%
Efficiency ratio	59.97%	63.33%	59.11%
Credit quality:
Non-accrual loans	$432,308	$263,000	$509,545
Restructured loans	0	0	0
90 day past due and accruing	654,944	516,000	0

Non-performing loans	1,087,252	779,000	509,545
Other real estate owned	0	0	0

Non-performing assets	$1,087,252	$779,000	$509,545

Charge-offs	$21,959	$11,620	$28,319
Recoveries	36,480	5,800	30,700

Net charge-offs (recoveries)	$(14,521)	$5,820	$(2,381)

Allowance for loan losses as a percent of period-end loans (%)	1.28%	1.26%	1.38%
Net charge-offs (annualized) as a percent of average loans (%)	-0.01%	0.01%	0.00%
Non-performing loans as a percent of loans	0.54%	0.39%	0.28%
Non-performing assets as a percent of assets	0.39%	0.28%	0.20%

Middlefield Banc Corp.
Consolidated Statements of Income
Quarterly Data
(Dollars in thousands, except per share data)

	June 2004	March 2004	June 2003
INTEREST INCOME
Loans (including fees)	$3,385,891	$3,297,718	$3,209,192
Deposits in other institutions	1,662	339	4,719
Securities:
Taxable	339,046	357,477	275,853
Exempt from federal income taxes	137,608	125,303	113,502
Federal funds sold and other temp. investments	12,055	5,107	9,906
Dividends on FHLB stock	12,935	12,984	12,926

Total interest income	3,889,197	3,798,928	3,626,098
INTEREST EXPENSE
Deposits	1,208,525	1,187,799	1,236,828
Federal funds purchased and securities sold under agreement to repurchase	181	658	1,049
Federal Home Loan Bank advances	203,255	194,614	212,802

Total interest expense	1,411,961	1,383,071	1,450,679

Net interest income	2,477,236	2,415,857	2,175,419
Provision for loan losses	30,000	30,000	105,000

Net interest income after provision for loan losses	2,447,236	2,385,857	2,070,419
NON-INTEREST INCOME
Service charges on deposit accounts	381,121	281,479	251,910
Security gains (losses)	0	0	0
Other operating income	104,768	115,240	106,192

Total non-interest income	485,889	396,719	358,102
NON-INTEREST EXPENSE
Salaries and employee benefits	790,815	920,803	810,919
Net occupancy	118,839	144,481	106,492
Equipment	99,274	93,986	57,586
Data processing costs	84,616	129,345	70,958
Ohio state franchise tax	82,500	82,500	75,000
Other expense	506,563	410,203	492,253

Total non-interest expense	1,682,607	1,781,318	1,613,208

Income before federal income taxes	1,250,518	1,001,258	815,313
Income tax expense	342,000	316,000	200,363

Net income	$908,518	$685,258	$614,950

NET INCOME PER COMMON SHARE:
Basic	$0.74	$0.56	$0.48
Diluted	$0.74	$0.56	$0.48

Middlefield Banc Corp.
Consolidated Statements of
Income

Year-to-Date Data
(Dollars in thousands,
except per share data)

	June 2004	March 2004	June 2003
INTEREST INCOME
Loans (including fees)	$6,683,609	$3,297,718	$6,339,180
Deposits in other institutions	2,001	339	11,820
Securities:
Taxable	696,523	357,477	584,461
Exempt from federal income taxes	262,911	125,303	233,092
Federal funds sold and other temp, investments	17,162	5,107	19,213
Dividends on FHLB stock	25,919	12,984	25,855

Total interest income	7,688,125	3,798,928	7,213,621
INTEREST EXPENSE
Deposits	2,396,324	1,187,799	2,482,187
Federal funds purchased and securities sold under agreement to repurchase	839	658	3,339
Federal Home Loan Bank advances	397,869	194,614	416,186

Total interest expense	2,795,032	1,383,071	2,901,712

Net interest income	4,893,093	2,415,857	4,311,909
Provision for loan losses	60,000	30,000	210,000

Net interest income after provision for loan losses	4,833,093	2,385,857	4,101,909
NON-INTEREST INCOME
Service charges on deposit accounts	662,600	281,479	490,561
Security gains (losses)	0	0	542
Other operating income	220,008	115,240	143,578

Total non-interest income	882,608	396,719	634,681
NON-INTEREST EXPENSE
Salaries and employee benefits	1,711,618	920,803	1,457,390
Net occupancy	263,320	144,481	205,044
Equipment	193,260	93,986	137,612
Data processing costs	213,961	129,345	187,430
Ohio state franchise tax	165,000	82,500	150,050
Other expense	916,766	410,203	786,440

Total non-interest expense	3,463,925	1,781,318	2,923,966

Income before federal income taxes	2,251,776	1,001,258	1,812,624
Income tax expense	658,000	316,000	544,928

Net income	$1,593,776	$685,258	$1,267,696

NET INCOME PER COMMON SHARE:
Basic	$1.30	$0.56	$1.05
Diluted	$1.29	$0.56	$1.04

Middlefield Banc Corp.
Consolidated Balance Sheets
(Dollars in thousands)

	June 2004	March 2004	June 2003
ASSETS
Cash and due from banks	$4,900,236	$2,894,259	$6,102,703
Federal funds sold and other temp. investments.	4,221,065	5,505,000	8,809,402
Securities:
Available for sale	54,901,165	49,772,770	37,241,937
Held to maturity	747,567	1,312,121	3,265,945

Total securities	55,648,732	51,084,891	40,507,882
Loans:	203,103,305	201,925,285	182,418,551
Less: reserve for loan losses	2,595,791	2,545,450	2,512,866

Net loans	200,507,514	199,379,835	179,905,685

Premises and equipment	6,704,260	6,706,848	6,908,111
Accrued interest receivable and other assets	8,498,086	7,937,941	7,652,092

Total assets	$280,479,893	$273,508,774	$249,885,875

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$34,973,397	$29,889,636	$29,595,597
Demand — interest bearing	22,299,891	25,397,464	21,096,468
Savings	75,001,599	71,017,095	54,867,549
Time deposits	103,763,401	102,178,414	100,556,018

Total deposits	236,038,288	228,482,609	206,115,632
Federal funds purchased and securities sold under agreements to repurchase	115,102	436	399,176
Accrued expenses and other liabilities	932,556	957,511	667,174
Federal Home Loan Bank advances	19,077,999	19,727,567	19,993,950

Total liabilities	256,163,945	249,168,123	227,175,932
Shareholders’ equity:
Common stock, no par value; 5,000,000 shares authorized	10,286,211	10,153,493	8,006,055
Retained earnings	16,164,824	15,514,124	15,856,470
Accumulated other comprehensive income	(390,178)	417,943	592,327
Treasury stock	(1,744,909)	(1,744,909)	(1,744,909)

Total shareholders’ equity	24,315,948	24,340,651	22,709,943

Total liabilities and shareholders’ equity	$280,479,893	$273,508,774	$249,885,875

Miscellaneous data:
Common shares issued	1,286,792	1,282,732	1,273,918
Treasury shares	55,309	55,309	55,309
Bank owned life insurance (in other assets)	$5,317,241	$5,269,381	$5,068,286